Exhibit 10.17
AMENDMENT NUMBER ONE
TO THE
WYNDHAM WORLDWIDE CORPORATION
SAVINGS RESTORATION PLAN
          WHEREAS, Wyndham Worldwide Corporation (the “Company”), maintains the Wyndham Worldwide Corporation Savings Restoration Plan (the “Plan”);
          WHEREAS, pursuant to Section 10.1 of the Plan, the Company has reserved the right to amend the Plan;
          WHEREAS, the Company desires to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and regulations and guidance issued thereunder (collectively, “Code Section 409A”); and
          WHEREAS, approval by the Company’s stockholders is not required with respect to these amendments.
          NOW, THEREFORE, the Plan is hereby amended effective as of December 31, 2008, as follows:
1.	The first sentence of Section 2.19 of the Plan is hereby amended in its entirety as follows:
“Separation from Service means a Participant’s death, retirement or other termination of employment with the Employer and all of its affiliates (as determined in accordance with Treasury Regulation § 1.409A-1(h)(1)). All references in the Plan to the capitalized term ‘Termination of Employment’ shall be replaced with ‘Separation from Service’.”
2.	The second sentence of Section 3.1 of the Plan is hereby amended in its entirety as follows:
“Any individual who becomes an Eligible Employee after the Effective Date may become a Participant by completing an Enrollment Agreement and filing it with the Committee within 30 days following the date the individual first becomes an Eligible Employee.”
3.	Section 4.2 of the Plan is hereby amended by adding the following sentence to the end thereof:
“Notwithstanding any other provision herein, any Compensation deferred pursuant to a Participant’s Deferral Contribution election shall be for Compensation that relates solely to services performed after the Enrollment Agreement is filed.”
4.	Section 7.1 of the Plan is hereby amended in its entirety as follows:
“7.1 Timing of Distribution. Except as provided in Section 7.3 hereof, amounts credited to a Participant’s Account shall be distributed to the Participant or Beneficiary within 90 days following the later to occur of the close of the Plan Year during which the Participant has incurred a Termination of Employment and the date which is seven months following the Participant’s Termination of Employment.”
5.	Section 7.2 of the Plan is hereby amended in its entirety as follows:
“7.2 Form of Benefit. Amounts distributable pursuant to Section 7.1 hereof will be paid in any of the following forms: (i) in one lump sum or (ii) in installments payable for a term not to exceed five years. Such election shall be made in such Participant’s Enrollment Agreement at the time of such Participant’s initial participation in the Plan.”
6.	Section 7.3 of the Plan is hereby amended by adding the following sentence to the end thereof:
“Notwithstanding any other provision herein, no distribution from the Plan shall be permitted in the event of an Unforeseeable Emergency if the financial need can be satisfied through reimbursement from insurance, liquidation of the Participant’s assets (if possible) or cessation of deferrals under the Plan, all in accordance with Code Section 409A.”
7.	The first sentence of Section 7.4 of the Plan is hereby amended in its entirety as follows:
“Subject to Section 7.5, within 90 days of a Change of Control, each Participant shall be paid his or her entire Account balance in a single lump sum payment.”
8.	Section 7.5 of the Plan is hereby amended in its entirety as follows:
“7.5.1 Section 409A. Although the Employer does not guarantee to the Participant any particular tax treatment relating to the payments under the Plan, it is intended that such payments be exempt from, or comply with, Section 409A of Code and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”), and the Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.
7.5.2 Installments. If under the Plan, an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.
7.5.3 Separation From Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of amounts or benefits subject to Code Section 409A upon or following a termination of employment unless such termination is also a Separation from Service.
7.5.4 Specified Employee. If a Participant is deemed on the date of termination of his employment to be a “specified employee”, within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology, then:
     (i) With regard to any payment, the providing of any benefit or any distribution of equity that constitutes “deferred compensation” subject to Code Section 409A, payable upon separation from service, such payment, benefit or distribution shall not be made or provided prior to the earlier of (i) the expiration of the six-month period measured from the date of Participant’s Separation from Service or (ii) the date of Participant’s death; and
     (ii) On the first day of the seventh month following the date of Participant’s Separation from Service or, if earlier, on the date of his death, (x) all payments delayed pursuant to this Section 7.5.4 (whether they would otherwise have been payable in a single sum or in installments in the absence of such delay), shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under the Plan shall be paid or provided in accordance with the normal dates specified for them herein.
7.5.5 Payment Period. Whenever a payment under the Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within forty (40) days following the date of termination), the actual date of payment within the specified period shall be within the sole discretion of the Company.
7.5.6. Compliance. Notwithstanding anything herein to the contrary, in no event whatsoever shall the Employer be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.”
9.	Section 8.2 of the Plan is hereby amended by adding the following sentence to the end thereof:
“Any payment made pursuant to this Section 8.2 to a Participant’s estate shall be made within 90 days of the Participant’s death.”
10.	Section 8.3 of the Plan is hereby amended by adding the following sentence to the end thereof:
“Any payment made pursuant to this Section 8.3 to a guardian shall be made within 90 days of the Participant’s death.”
[Signature page to follow]

          IN WITNESS WHEREOF, this amendment has been executed December 31, 2008.

WYNDHAM WORLDWIDE CORPORATION
By:	/s/ Mary R. Falvey
Mary R. Falvey
Executive Vice President

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